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                                                                   Exhibit 17(k)



                                  May 1, 1988


State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts 02171

Gentlemen:

     Reference is made to the Custodian Agreement (the "Custodian Agreement") dated December 27, 1978, between Institutional Liquid Assets (the "Fund") and State Street Bank and Trust Company ("State Street"), as amended. Terms herein which are defined in the Custodian Agreement have the same meaning herein as in the Custodian Agreement.

     The purpose of this letter is confirm our understanding that the Custodian Agreement is amended as follows: the first sentence of (S)7f is amended by inserting "or from purchasers of Units of any Portfolio" after the ninth word thereof.

     Please confirm your agreement to the foregoing by executing and returning the enclosed copy of this letter.

                                           Very truly yours,
                                           INSTITUTIONAL LIQUID ASSETS


                                           By:
                                               ---------------------------------
                                                As its
                                                       -------------------------


STATE STREET BANK & TRUST COMPANY

By:   Thomas E. Swedland
    --------------------------------------
     As its  Vice President
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